Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

CF Bankshares Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	457(o)	(1)	(1)	(1)	$147.60 per $1,000,000	(1)

	Equity	Preferred Stock, par value $0.01 per share	457(o)	(1)	(1)	(1)	$147.60 per $1,000,000	(1)

	Debt	Senior Debt Securities	457(o)	(1)	(1)	(1)	$147.60 per $1,000,000	(1)

	Debt	Subordinated Debt Securities	457(o)	(1)	(1)	(1)	$147.60 per $1,000,000	(1)

	Other	Depositary Shares	457(o)	(1)	(1)	(1)	$147.60 per $1,000,000	(1)

	Other	Warrants	457(o)	(1)	(1)	(1)	$147.60 per $1,000,000	(1)

	Other	Purchase Contracts	457(o)	(1)	(1)	(1)	$147.60 per $1,000,000	(1)

	Other	Units	457(o)	(1)	(1)	(1)	$147.60 per $1,000,000	(1)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	Total Offering Amounts					$35,000,000.00		$5,166.00

	Total Fees Previously Paid					N/A		N/A

	Total Fee Offsets					N/A		N/A

	Net Fee Due							$5,166.00

(1)

An indeterminate aggregate initial offering price or number of the securities of each class identified is being registered as may from time to time be offered at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered hereunder. Securities registered hereunder may be sold separately or together with other securities registered hereunder.

(2)

The proposed maximum aggregate offering price has been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. The maximum aggregate offering price of the securities to be registered hereunder will not exceed $25,000,000, and in no event will the maximum offering price of all securities issued under this registration statement in any given 12-month period exceed the amount allowed under General Instruction I.B.6(a) of Form S-3.